(letterhead)
                THE CARILLON GROUP
               CARILLON FUND, INC.
             CARILLON INVESTMENT TRUST
                  P.O. Box 40409
            Cincinnati, Ohio 45240-0409
                 (513) 595-2600
==============================================


                              December 27, 1995


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


RE:  Rule 24f-2 Notice for Carillon Investment Trust
     - Registration No. 33-16665
     - CIK 0000820432

Ladies/Gentlemen:

    It is my opinion that the securities issued in accordance with the captioned filing and which this Notice makes definite in number were legally issued, fully paid and non-assessable.


                            Very truly yours,

                             /s/  John F. Labmeier

                             John F. Labmeier
                             Vice President and
                               Legal Counsel



JFL/ms

24F2att.cit